                                                                      EXHIBIT 12


         Statement of Computation of Ratio of Earnings to Fixed Charges
                          (In thousands, except ratios)

                                                    Nine Months Ended
                                                       August 31,                          Years Ended November 30,
                                                  ---------------------   ---------------------------------------------------------
                                                     2001        2000       2000         1999        1998        1997        1996
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
Earnings
  Pretax income (loss)..........................  $ 190,509   $ 186,553   $ 297,660   $ 226,869   $ 146,567   $  91,030   $ (95,744)

   Less undistributed income
        of unconsolidated joint
        ventures ...............................        707         646         496         712         757        --          --
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------

   Pretax income as adjusted ...................    191,216     187,199     298,156     227,581     147,324      91,030     (95,744)

   Add:
        Interest incurred ......................     91,393      80,330     110,924      90,137      62,638      59,438      72,074

        Distributions on mandatorily
           redeemable preferred securities .....     11,385      11,385      15,180      15,180       6,072        --          --

        Portion of rent expense considered
           to be interest ......................      9,525       8,734      11,831      10,297       7,206       5,758       3,830

        Amortization of previously
           capitalized interest ................     43,480      28,362      40,679      44,258      30,752      25,480      24,893

   Deduct:
        Interest capitalized ...................    (47,810)    (45,897)    (62,722)    (49,701)    (30,958)    (22,639)    (26,937)
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                  $ 299,189   $ 270,113   $ 414,048   $ 337,752   $ 223,034   $ 159,067   $ (21,884)
                                                  =========   =========   =========   =========   =========   =========   =========
   Fixed Charges:
        Interest incurred ......................  $  91,393   $  80,330   $ 110,924   $  90,137   $  62,638   $  59,438   $  72,074

        Distributions on mandatorily
           redeemable preferred securities .....     11,385      11,385      15,180      15,180       6,072        --          --

        Portion of rent expense considered
           to be interest ......................      9,525       8,734      11,831      10,297       7,206       5,758       3,830
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                  $ 112,303   $ 100,449   $ 137,935   $ 115,614   $  75,916   $  65,196   $  75,904
                                                  =========   =========   =========   =========   =========   =========   =========

   Ratio of earnings to fixed charges ..........      2.66x       2.69x       3.00x       2.92x       2.94x       2.44x        --
                                                  =========   =========   =========   =========   =========   =========   =========

     For purposes of calculating the ratio of earnings to fixed charges, we compute earnings by adding fixed charges (except capitalized interest) and amortization of previously capitalized interest to pretax earnings (excluding undistributed earnings of unconsolidated joint ventures.) We compute fixed charges by adding interest expense and capitalized interest and the portion of rental expense we consider to be interest. Since July 7, 1998, our fixed charges have also included distributions on mandatorily redeemable preferred securities. On August 16, 2001, all of the mandatorily redeemable preferred securities were retired.

     In computing the ratio of earnings to fixed charges, we exclude from our interest expense interest incurred by our wholly owned limited purpose financing subsidiaries on their outstanding collateralized mortgage obligations. If we included interest on those collateralized mortgage obligations, earnings for the year ended November 30, 1996 would have been inadequate to cover fixed charges by $97.8 million, while the ratio of earnings to fixed charges for the nine months ended August 31, 2001 and 2000 and the years ended November 30, 2000, 1999, 1998 and 1997 would have been 2.64x, 2.65x, 2.96x, 2.84x, 2.78x and 2.29x, respectively.

     Our earnings for the year ended November 30, 1996 were inadequate to cover fixed charges by $97.8 million due to the $170.8 million pretax noncash charge for impairment of long-lived assets we recorded in the second quarter of fiscal 1996.

     The amount of earnings used in the calculation of the ratio of earnings to fixed charges for the year ended November 30, 1996 reflects a $170.8 million pretax noncash charge for impairment of long-lived assets we recorded in the second quarter of fiscal 1996. If we excluded the noncash charge for impairment of long-lived assets, the ratio of earnings to fixed charges for the year ended November 30, 1996 would have been 1.96x. If we excluded the non-cash charge for impairment of long-lived assets but included interest on the collateralized mortgage obligations of our limited purpose financing subsidiaries, the ratio of earnings to fixed charges would have been 1.87x for the year ended November 30, 1996.

     The amount of earnings we used in the calculation of the ratio of earnings to fixed charges for the year ended November 30, 1999 reflects an $18.2 million pretax secondary marketing trading loss we recorded in the third quarter of fiscal 1999. If we excluded the secondary marketing trading loss, the ratio of earnings to fixed charges would have been 3.08x for the year ended November 30, 1999. If we excluded the secondary marketing trading loss but included interest on the collateralized mortgage obligations of our limited purpose financing subsidiaries, the ratio of earnings to fixed charges would have been 2.99x for the year ended November 30, 1999.

     The amount of earnings used in the calculation of the ratio of earnings to fixed charges for the nine months ended August 31, 2000 and the year ended November 30, 2000 includes a $39.6 million French IPO gain recorded in the first quarter of fiscal 2000. If the French IPO gain were excluded, the ratio of earnings to fixed charges would have been 2.29x for the nine months ended August 31, 2000 and 2.71x for the year ended November 30, 2000. If we excluded the French IPO gain but included interest on the collateralized mortgage obligations of our limited purpose financing subsidiaries, the ratio of earnings to fixed charges would have been 2.27x for the nine months ended August 31, 2000 and 2.68x for the year ended November 30, 2000.

    Statement of Computation of Ratio of Earnings to Combined Fixed Charges
                         and Preferred Stock Dividends
                         (In thousands, except ratios)


                                                   Nine Months Ended
                                                      August 31,                           Years Ended November 30,
                                                ----------------------  ---------------------------------------------------------
                                                  2001          2000       2000      1999         1998        1997        1996
                                                ---------    ---------  ---------  ---------   ---------    ---------   ---------
Earnings
  Pretax income (loss).......................   $ 190,509    $ 186,553  $ 297,660  $ 226,869   $ 146,567    $  91,030   $ (95,744)

   Less undistributed income
        of unconsolidated joint
        ventures ............................         707          646        496        712         757         --          --
                                                ---------    ---------  ---------  ---------   ---------    ---------   ---------

   Pretax income as adjusted ................     191,216      187,199    298,156    227,581     147,324       91,030     (95,744)

   Add:
        Interest incurred ...................      91,393       80,330    110,924     90,137      62,638       59,438      72,074

        Distributions on mandatorily
           redeemable preferred securities ..      11,385       11,385     15,180     15,180       6,072         --          --

        Portion of rent expense considered
           to be interest ...................       9,525        8,734     11,831     10,297       7,206        5,758       3,830

        Amortization of previously
           capitalized interest .............      43,480       28,362     40,679     44,258      30,752       25,480      24,893


   Deduct:
        Interest capitalized ................     (47,810)     (45,897)   (62,722)   (49,701)    (30,958)     (22,639)    (26,937)
                                                ---------    ---------  ---------  ---------   ---------    ---------   ---------
                                                $ 299,189    $ 270,113  $ 414,048  $ 337,752   $ 223,034    $ 159,067   $ (21,884)
                                                =========    =========  =========  =========   =========    =========   =========

   Fixed Charges:
        Preferred dividends (pre-tax effect)    $    --      $    --    $    --    $    --     $    --      $    --     $   7,719

        Interest incurred ...................      91,393       80,330    110,924     90,137      62,638       59,438      72,074

        Distributions on mandatorily
           redeemable preferred securities ..      11,385       11,385     15,180     15,180       6,072         --          --

        Portion of rent expense considered
           to be interest ...................       9,525        8,734     11,831     10,297       7,206        5,758       3,830
                                                ---------    ---------  ---------  ---------   ---------    ---------   ---------
                                                $ 112,303    $ 100,449  $ 137,935  $ 115,614   $  75,916    $  65,196   $  83,623
                                                =========    =========  =========  =========   =========    =========   =========

   Ratio of earnings to fixed charges .......      2.66 x       2.69 x     3.00 x     2.92 x      2.94 x       2.44 x        --
                                                =========    =========  =========  =========   =========    =========   =========

     For purposes of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, we compute earnings by adding fixed charges (except capitalized interest and the effect of preferred stock dividends) and amortization of previously capitalized interest to pretax earnings (excluding undistributed earnings of unconsolidated joint ventures.) We compute fixed charges by adding interest expense and capitalized interest and the portion of rental expense we consider to be interest. Since July 7, 1998, our fixed charges have also included distributions on mandatorily redeemable preferred securities. On August 16, 2001, all of the mandatorily redeemable preferred securities were retired. Before April 1, 1996, our fixed charges included the effect of preferred stock dividends on our Series B Mandatory Conversion Premium Dividend Preferred Stock. On April 1, 1996, all shares of our Series B Mandatory Conversion Premium Dividend Preferred Stock were mandatorily converted to shares of common stock.

     In computing the ratio of earnings to combined fixed charges and preferred stock dividends, we exclude from our interest expense interest incurred by our wholly owned limited purpose financing subsidiaries on their outstanding collateralized mortgage obligations. If we included interest on those collateralized mortgage obligations, earnings for the year ended November 30, 1996 would have been inadequate to cover combined fixed charges and preferred stock dividends by $105.5 million, while the ratio of earnings to combined fixed charges and preferred stock dividends for the nine months ended August 31, 2001 and 2000 and the years ended November 30, 2000, 1999, 1998 and 1997 would have been 2.64x, 2.65x, 2.96x, 2.84x, 2.78x and 2.29x, respectively.

     Our earnings for the year ended November 30, 1996 were inadequate to cover combined fixed charges and preferred stock dividends by $105.5 million due to the $170.8 million pretax noncash charge for impairment of long-lived assets we recorded in the second quarter of fiscal 1996.

     The amount of earnings used in the calculation of the ratio of earnings to combined fixed charges and preferred stock dividends for the year ended November 30, 1996 reflects a $170.8 million pretax noncash charge for impairment of long-lived assets we recorded in the second quarter of fiscal 1996. If we excluded the noncash charge for impairment of long-lived assets, the ratio of earnings to combined fixed charges and preferred stock dividends for the year ended November 30, 1996 would have been 1.78x. If we excluded the noncash charge for impairment of long-lived assets but included interest on the collateralized mortgage obligations of our limited purpose financing subsidiaries, the ratio of earnings to combined fixed charges and preferred stock dividends would have been 1.71x for the year ended November 30, 1996.

     The amount of earnings used in the calculation of the ratio of earnings to combined fixed charges and preferred stock dividends for the year ended November 30, 1999 reflects an $18.2 million pretax secondary marketing trading loss we recorded in the third quarter of fiscal 1999. If we excluded the secondary marketing trading loss, the ratio of earnings to combined fixed charges and preferred stock dividends would have been 3.08x for the year ended November 30, 1999. If we excluded the secondary marketing trading loss but included interest on the collateralized mortgage obligations of our limited purpose financing subsidiaries, the ratio of earnings to combined fixed charges and preferred stock dividends would have been 2.99x for the year ended November 30, 1999.

     The amount of earnings used in the calculation of the ratio of earnings to combined fixed charges and preferred stock dividends for the nine months ended August 31, 2000 and the year ended November 30, 2000 includes a $39.6 million French IPO gain recorded in the first quarter of fiscal 2000. If the French
IPO gain were excluded, the ratio of earnings to combined fixed charges and preferred stock dividends would have been 2.29x for the nine months ended August 31, 2000 and 2.71x for the year ended November 30, 2000. If we excluded the French IPO gain but included interest on the collateralized mortgage obligations of our limited purpose financing subsidiaries, the ratio of earnings to combined fixed charges and preferred stock dividends would have been 2.27x for the nine months ended August 31, 2000 and 2.68x for the year ended November 30, 2000.